EXHIBIT 5

                       [Letterhead of]

                   CRAVATH, SWAINE & MOORE
                      [New York Office]




                                                July 27, 1999


                   Time Warner Telecom Inc.
              Registration Statement on Form S-8


Ladies and Gentlemen:

          We have acted as counsel for Time Warner Telecom Inc., a Delaware corporation (the "Company") in connection with the registration by the Company of 9,027,000 shares of Class A Common Stock, par value $.01 per share, (the "Shares") pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is being filed as an exhibit. The Shares are proposed to be issued pursuant to the 1998 Stock Option Plan of the Company (the "Plan").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinion, including (a) the Restated Certificate of Incorporation of the Company; (b) the By-laws of the Company;
(c) certain resolutions adopted by the Board of Directors of the Company; and (d) the Plan.

          Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that:

               1. The Company is a corporation validly
          existing and in good standing under the laws of the State of Delaware; and

               2. When the Shares are issued in accordance with the terms of the Plan, the Shares will be duly authorized, validly issued, fully paid and nonassessable.


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          We are admitted to practice in the State of New
York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the Federal laws of the United States of America.

          We hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                                   Very truly yours,



                                   /s/ Cravath, Swaine & Moore

Time Warner Telecom Inc.
   5700 South Quebec Street
      Greenwood Village, CO 80111

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